UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2012, Sun Healthcare Group, Inc., a Delaware corporation (“Sun”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Genesis HealthCare LLC, a Delaware limited liability company (“Genesis”), and Jam Acquisition LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Genesis (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Genesis (the “Merger”). The Board of Directors of Sun has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and has recommended that the stockholders of Sun adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Sun common stock, other than treasury shares, shares held by Sun (other than shares held in a fiduciary capacity that are beneficially owned by third parties), Genesis, Merger Sub or any wholly owned subsidiary of Genesis or Sun and shares held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $8.50 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, outstanding equity awards with respect to shares of Sun common stock (whether vested or unvested) will be canceled and converted into the right to receive a cash amount equal to the difference between the Merger Consideration and the exercise price, if any, of such awards.

The Merger Agreement includes customary representations, warranties and covenants of Sun, Genesis and Merger Sub. Sun has agreed, among other things and subject to certain exceptions, to operate its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger. Sun has also agreed not to solicit or engage in discussions with third parties regarding alternative business combination transactions, subject to specified exceptions including, prior to stockholder approval of the Merger, certain proposals that Sun’s board determines to be superior from a financial perspective to the Merger.

The Merger Agreement also includes customary termination rights for both Sun and Genesis. Upon termination of the Merger Agreement in certain specified circumstances, including a termination by Sun in connection with the acceptance of a Superior Proposal (as defined in the Merger Agreement) pursuant to the terms and conditions set forth in the Merger Agreement, Sun will be required to pay Genesis a termination fee equal to $6,900,000 and up to $1,000,000 of reasonable, out of pocket expenses incurred by Genesis in connection with the Merger Agreement. Genesis will be required to pay Sun a reverse termination fee equal to $20,000,000 upon termination of the Merger Agreement in certain specified circumstances.

Consummation of the Merger is subject to certain conditions to closing, including, among other things, (i) the affirmative vote of a majority of the outstanding shares of Sun’s common stock in favor of the adoption of the Merger Agreement, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the

receipt of other required governmental approvals, (iv) the absence of any law or order prohibiting the consummation of the Merger, (v) subject to certain materiality exceptions, the accuracy of Sun’s representations and warranties in the Merger Agreement, (vi) the performance in all material respects of Sun’s covenants in the Merger Agreement, (vii) the absence of any material adverse effect with respect to Sun between the execution of the Merger Agreement and consummation of the Merger and (viii) compliance by Sun with its obligations under certain third party contracts.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement attached as Exhibit 2.1 is being filed to provide investors with information regarding its terms and is not intended to provide any other factual information about Sun, Genesis or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sun’s public disclosures.

Additional Information and Where to Find It

In connection with the Merger, Sun will file a proxy statement and other relevant documents concerning the Merger with the Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to stockholders of Sun. Investors and stockholders of Sun are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the Merger. Copies of these documents (when they become available) may be obtained free of charge by making a request to Sun’s Investor Relations Department either in writing to Sun, 18831 Von Karman, Suite 400, Irvine, CA 92612, or by telephone to (505) 468-2341. In addition, documents filed with the SEC by Sun may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” on Sun’s website at www.sunh.com.

Sun and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Sun’s stockholders in respect of the transaction. Information concerning the ownership of Sun’s securities by Sun’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Sun’s proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Information regarding Sun’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interests in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Severance Agreements. In connection with Sun’s entry into the Merger Agreement, on June 20, 2012, Sun entered into Change in Control Severance Benefit Agreements (the “CIC Severance Agreements”) with certain of its executives and key employees, including Susan E. Gwyn, the President of SunDance Rehabilitation Corporation, and Raymond L. Thivierge, Sun’s Chief Development Officer.

Under the CIC Severance Agreements, if the covered executive has a qualifying termination of employment, he or she will be entitled to receive (1) a lump sum cash severance payment equal to one and one half times (1.5x) the executive’s then current base salary, (2) reimbursement of the costs to continue health coverage under COBRA for up to eighteen (18) months, and (3) a lump sum cash payment equal to a pro-rata portion of any annual incentive bonus payable for the year in which the qualifying termination occurs, with the pro-rata portion determined based on actual performance through the termination date. Any severance benefits payable under the CIC Severance Agreements will be in lieu of–and not in addition to–any severance or separation benefits which the executives may otherwise have been entitled to receive under any other severance plans or agreements.

A qualifying termination of employment will occur under the CIC Severance Agreements if the executive’s employment is terminated by Sun or one of its subsidiaries without “cause” or by the executive for “good reason” (in each case as defined in the CIC Severance Agreements) upon or during the one-year period following the date of a change in control that occurs prior to March 31, 2013. The Merger, if consummated, will be a change in control for purposes of the CIC Severance Agreements.

The foregoing description of the CIC Severance Agreements for Ms. Gwyn and Mr. Thivierge does not purport to be complete and is subject to and qualified in its entirety by reference to the form of CIC Severance Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Performance Based Retention Bonus Plan Amendments. In October of 2011, Sun established the 2011 Executive Retention Bonus Plan (the “Retention Plan”) to provide certain of its executives and key employees with an additional performance-based retention incentive. Awards under the Retention Plan have two performance periods (fiscal years 2011 and 2012) and two vesting dates (October 31, 2012 as to the 2011 performance period and October 31, 2013 as to the 2012 performance period) and are subject to a performance target based on Sun’s achievement of at least the midpoint of its publicly disclosed earnings per share (“EPS”) guidance for the applicable performance period. William A. Mathies, Sun’s Chief Executive Officer, L. Bryan Shaul, Sun’s Executive Vice President and Chief Financial Officer, Ms. Gwyn and Mr. Thivierge each participate in the Retention Plan.

In connection with Sun’s entry into the Merger Agreement, on June 20, 2012, Sun amended the Retention Plan to provide that (1) if the Merger closes on or before December 31, 2012 or if the Merger Agreement remains outstanding on, and has not been terminated prior to, December 31, 2012, Sun will be deemed to have achieved the targeted EPS performance level for the 2012 fiscal year performance period and (2) otherwise, if neither of the circumstances described in the preceding clause (1) apply, the 2012 EPS performance targets and payment metrics will continue to be applicable; however, the Compensation Committee of the Board of Directors of Sun will adjust the EPS performance to take into account the impact of the contemplated Merger and the costs associated with the Merger when determining 2012 EPS performance. In addition, Sun amended the Retention Plan to clarify that if a participating executive’s position is eliminated upon or following the Merger, any unpaid award for the 2011 performance period (which is payable at the maximum level based on Sun’s 2011 EPS performance) and any unpaid award for the 2012 performance period will become payable within thirty (30) days following the executive’s termination of employment.

Item 8.01.	Other Events.

On June 20, 2012, Sun and Genesis issued a joint press release announcing the execution of the Merger Agreement, a copy of which press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger dated June 20, 2012, by and among Sun Healthcare Group, Inc., Genesis HealthCare LLC and Jam Acquisition LLC (the Exhibits and Disclosure Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1	Form of Change in Control Severance Benefit Agreement

99.1	Joint Press Release dated June 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name:	Jeffrey M. Kreger
Title:	Senior Vice President and Corporate Controller

Dated: June 20, 2012

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 20, 2012, by and among Sun Healthcare Group, Inc., Genesis HealthCare LLC and Jam Acquisition LLC (the Exhibits and Disclosure Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1	Form of Change in Control Severance Benefit Agreement

99.1	Joint Press Release dated June 20, 2012.